Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS

March 3, 2026	OTCQB: FTCO

FORTITUDE GOLD REPORTS 2025 FINANCIAL RESULTS

COLORADO SPRINGS – March 3, 2026 - Fortitude Gold Corporation (OTCQB: FTCO) (the “Company”) today reported its year-end 2025 results including $18.4 million net sales, $0.4 million pretax income, $1,697 per gold ounce total all in sustaining cost, $6.3 million in exploration expense, and $5.8 million cash dividends to shareholders. The Company confirmed its previously announced preliminary 2025 annual production of 5,236 gold ounces.  Fortitude Gold is a gold producer, developer, and explorer with operations in Nevada, U.S.A. offering investors exposure to both gold production and dividend yield.

2025 Annual Highlights

●	$18.4 million net sales;
●	$4.7 million cash balance on December 31, 2025;
●	5,236 gold ounces and 32,809 silver ounces produced;
●	$29.5 million working capital at December 31, 2025;
●	$5.8 million dividends paid;
●	$0.4 million net income;
●	$10.0 million mine gross profit;
●	$6.3 million exploration expenditures;
●	$1,104 total cash after by-product credits per gold ounce sold;
●	$1,697 per ounce total all in sustaining cost; and
●	611 ounces of gold rounds/bullion at December 31, 2025

* The calculation of our cash cost and all-in sustaining cost per ounce contained in this press release is a non-GAAP financial measure. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s recently filed Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

Subsequent Events

●	$12 Million Private Placement
●	$40 Million East Camp Douglas Joint Venture

Mr. Jason Reid, Fortitude Gold’s CEO and President stated, “Our ability to execute our business plan is directly tied to our ability to acquire the needed permits to bring new mines into production. With the new Trump Administration’s pro-business and pro-mining stance, the Biden era hangover is now lifting. It was a huge relief to have been granted a new mine permit at year-end 2025, but the Biden hangover for most of 2025 proved to be the most challenging year in the Company’s history. Our goal is to obtain as many additional permits as possible under the Trump Administration in case the American people vote back into power an anti-business and anti-mining administration again in the future.”

Mr. Reid continued, “2025 was a year of overcoming many challenges.  As we waited for Trump to clear the massive Biden permit backlog, we took decisive action to protect shareholder value and preserve capital. These actions included a 75% reduction in our dividend, suspension of our drill programs, relocation to a very modest office space in south Colorado Springs, and the elimination of employee bonuses as part of a company-wide effort to reduce expenses.  As the Biden permit hangover fades, in late 2025 the Trump Administration delivered our permits for the County Line Project and our Power Grid Project. In early 2026 we were also issued mine permits for our Scarlet South Project. With these permits and approvals in place, we have commenced construction of two new mines and are close to connecting the Isabella Pearl Project to the power grid.  Once grid power is fully connected, we expect to reduce energy costs by approximately $80,000 to $100,000 per month.”

“Subsequent to year-end 2025, we successfully completed a $12 million private placement. The proceeds will be used to advance and optimize our two newly permitted mines, while also reengaging our exploration programs with a focus on near-mine drilling designed to drive resource expansion and extend mine life.  On March 2nd of 2026, we announced a joint venture agreement with Hawthorne Land & Minerals, LLC to accelerate exploration at our East Camp Douglas property. Under the agreement, approximately $40 million is expected to be deployed into East Camp Douglas over the next two years to expedite deposit discovery and project advancement. This partnership aligns us with a well-capitalized group that shares our conviction in the potential for meaningful gold discoveries at East Camp Douglas. Importantly, Fortitude remains the majority owner and operator with a 60% interest in the joint venture, maintaining strategic and operational control as we advance the project. Assuming exploration success, our objective is to fast-track East Camp Douglas toward production. We look forward to working with our new partner on this property and are positioned for transformational catalysts through expedited discoveries,” stated Mr. Reid.

2025 Overview

For the year ended December 31, 2025, the Company sold 5,774 gold ounces at a total cash cost after by-product credit of $1,104 per gold ounce, and a realized 2025 average sales price for gold of $3,235 per ounce. The Company recorded revenues of $18.4 million, and pretax net income of $0.4 million.

The following Sales Statistics table summarizes certain information about our operations for the years ended December 31, 2025 and 2024:

	Year ended December 31,
	2025	2024
Metal sold
Gold (ozs.)	5,774	15,825
Silver (ozs.)	35,091	61,536
Average metal prices realized (1)
Gold ($per oz.)	3,235	2,371
Silver ($per oz.)	36.23	27.56
Precious metal gold equivalent ounces sold
Gold Ounces	5,774	15,825
Gold Equivalent Ounces from Silver	393	715
	6,167	16,540

Total cash cost before by-product credits per gold ounce sold	$1,324	$934
Total cash cost after by-product credits per gold ounce sold	$1,104	$827
Total all-in sustaining cost per gold ounce sold	$1,697	$966
(1)	Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

The following Production Statistics table summarizes certain information about our operations for the years ended December 31, 2025 and 2024:

	Year ended December 31,
	2025	2024
Ore mined
Ore (tonnes)	145,868	447,304
Gold grade (g/t)	0.39	0.57
Waste (tonnes)	1,800,748	1,380,067
Metal production (before payable metal deductions)(1)
Gold (ozs.)	5,236	16,472
Silver (ozs.)	32,809	66,880
(1)	The difference between what we report as “metal production” and “metal sold” is attributable to the difference between the quantities of metals contained in the doré we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in doré produced and sold.

East Camp Douglas Joint Venture

The Company announced on March 2, 2026, that it entered a joint venture (“JV”) agreement with Hawthorne Land & Minerals, LLC (“Hawthorne”) to expedite exploration and development of its East Camp Douglas property located in Mineral County, Nevada. The JV creates an operating subsidiary funded through a strategic $40 million USD investment by Hawthorne to aggressively explore the property with the near-term goal to define a major gold discovery, followed by permitting and advancing a mine into production in the shortest amount of time possible.

Projects Update

The Company is currently mining the Pearl Deep and Scarlet South Mines at the Isabella Pearl Project. The top of the mineralized horizon at Pearl Deep was intercepted during the fourth quarter of 2025 with mine operations estimated to continue into the second half of 2026. Both Scarlet South and County Line delivered first mineralization to the heap leach pad for processing in January 2026. Exploration efforts in 2026 will focus on expanding mineralization at Scarlet South and North, as well as the County Line Mine. The Company also plans to expand the Isabella Pearl heap leach pad in 2026 to accommodate the additional mineralization expected from the three mines actively in production.

Permitting Update

The Company’s Golden Mile Project has been included in the Bureau of Land Management’s (“BLM”) Fast-41 transparency permitting project with an estimated final approval by the second quarter of 2027. The Company is advancing a phase one open pit shell design at Golden Mile targeting production from surface and near surface gold mineralization with further delineation efforts expected to add additional open pit phases. The Company has designed a heap leach pad at Golden Mile for gold recovery, where loaded carbon will be trucked to the Isabella Pearl refinery for final doré production.

The Company is currently in the process of permitting an Environmental Assessment for East Camp Douglas with the BLM, which once granted will allow exploration disturbance of up to 125 acres compared to the current 5-acre Notice of Intent permits. Management estimates final BLM exploration EA approvals by the second half of 2026.

The Company is also advancing Scarlet North towards production permitting with the BLM.  Required studies and surveys have been initiated and the Company expects to file for permits in the coming months.  In addition, the Company also expects to file an exploration EA for the acreage located north and east of Scarlet North in the coming months, which would open a significant area of prospective exploration acreage for approved disturbance.

Exploration Programs

The Company expects to initiate exploration programs at both County Line and Scarlet South and North in the coming weeks. The goal is to expand mineralization at both active mine locations to extend mine life.  The Company also plans to ramp up exploration programs at its East Camp Douglas joint venture project in the near future as weather allows.  Hawthorne has committed $40 million into exploring and advancing the East Camp Douglas property through a recently created joint venture.

See Accompanying Tables

The following information summarizes the results of operations for Fortitude Gold Corporation for the years ended December 31, 2025 and 2024, its financial condition at December 31, 2025 and 2024, and its cash flows for the years ended December 31, 2025 and 2024. The summary data as of December 31, 2025 and 2024 and for the years ended December 31, 2025 and 2024 is derived from its audited financial statements contained in its annual report on Form 10-K for the year ended December 31, 2025, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of its cash cost before by-product credits per gold ounce sold, total cash cost after by-product credits per gold ounce sold and total all-in sustaining cost per gold ounce sold contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

FORTITUDE GOLD CORPORATION
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share and per share amounts)

	December 31,	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$4,656	$27,082
Gold and silver rounds/bullion	3,336	1,907
Inventories	29,312	11,641
Prepaid taxes	450	200
Prepaid expenses and other current assets	867	1,025
Total current assets	38,621	41,855
Property, plant and mine development, net	46,213	26,287
Leach pad inventories	50,291	53,577
Other non-current assets	1,060	386
Total assets	$136,185	$122,105
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,468	$2,637
Finance lease liabilities, current	7,208	—
Mining taxes payable	—	592
Other current liabilities	397	903
Total current liabilities	9,073	4,132
Finance lease liabilities	11,882	—
Asset retirement obligations	10,856	9,880
Total liabilities	31,811	14,012
Shareholders' equity:
Preferred stock - $0.01 par value, 20,000,000 shares authorized and nil outstanding at December 31, 2025 and December 31, 2024	—	—
Common stock - $0.01 par value, 200,000,000 shares authorized and 24,375,209 shares outstanding at December 31, 2025 and 24,173,209 shares outstanding at December 31, 2024	244	242
Additional paid-in capital	106,882	105,207
(Accumulated deficit) retained earnings	(2,752)	2,644
Total shareholders' equity	104,374	108,093
Total liabilities and shareholders' equity	$136,185	$122,105

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. dollars in thousands, except share and per share amounts)

	Year ended
	December 31,
	2025	2024
Sales, net	$18,411	$37,334
Mine cost of sales:
Production costs	6,107	12,894
Depreciation and amortization	2,187	5,865
Reclamation and remediation	156	242
Total mine cost of sales	8,450	19,001
Mine gross profit	9,961	18,333
Costs and expenses:
General and administrative expenses	4,919	5,938
Exploration expenses	6,297	12,906
Facilities and mine construction	616	—
Other income, net	(2,311)	(1,910)
Total costs and expenses	9,521	16,934
Income before income and mining taxes	440	1,399
Mining and income tax expense	20	3,441
Net income (loss)	$420	$(2,042)
Net income (loss) per common share:
Basic	$0.02	$(0.08)
Diluted	$0.02	$(0.08)
Weighted average shares outstanding:
Basic	24,291,242	24,160,948
Diluted	24,565,568	24,160,948

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. dollars in thousands, except share and per share amounts)

	Year ended
	December 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$420	$(2,042)
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation and amortization	2,448	6,055
Stock-based compensation	1,677	1,111
Deferred taxes	—	2,860
Reclamation and remediation accretion	156	242
Reclamation payments	—	(150)
Asset retirement obligation	385	—
Unrealized gain on gold and silver rounds/bullion	(1,448)	(393)
Gain on retirement of debt	(652)	—
Other operating adjustments	(21)	(12)
Changes in operating assets and liabilities:
Accounts receivable	—	42
Inventories	(13,383)	(11,107)
Prepaid expenses and other current assets	158	(214)
Other non-current assets	(674)	(42)
Accounts payable and other accrued liabilities	(1,241)	(1,426)
Income and mining taxes payable	(842)	(1,562)
Net cash used in operating activities	(13,017)	(6,638)

Cash flows from investing activities:
Capital expenditures	(1,942)	(3,464)
Other investing activities	38	30
Net cash used in investing activities	(1,904)	(3,434)

Cash flows from financing activities:
Dividends paid	(5,816)	(11,598)
Proceeds from exercise of stock options	—	77
Repayment of loans payable	—	(3)
Repayment of finance leases	(1,689)	—
Net cash used in financing activities	(7,505)	(11,524)

Net decrease in cash and cash equivalents	(22,426)	(21,596)
Cash and cash equivalents at beginning of period	27,082	48,678
Cash and cash equivalents at end of period	$4,656	$27,082

Supplemental Cash Flow Information
Interest expense paid	$219	$46
Income and mining taxes paid	$862	$2,509
Non-cash investing and financing activities:
Change in capital expenditures in accounts payable	$(186)	$(46)
Change in estimate for asset retirement costs	$414	$2,937
Equipment purchased under finance lease	$20,683	$—

About Fortitude Gold Corp.:

Fortitude Gold is a U.S. based gold producer targeting projects with low operating costs, high margins, and strong returns on capital. The Company’s strategy is to grow organically, remain debt-free, and distribute dividends. The Company’s Nevada Mining Unit consists of seven high-grade gold properties located in the Walker Lane Mineral Belt and an eighth high-grade gold property 100% owned in west central Nevada.  Fortitude Gold owns 100% of all its properties, with the exception of East Camp Douglas, which is held in a joint venture with Fortitude owning 60%.  The Isabella Pearl, Scarlet South, and County Line Mines are currently in production in Mineral and Nye Counties, Nevada. Nevada, U.S.A. is among the world’s premier mining friendly jurisdictions.

Cautionary Statements:  This press release contains forward-looking statements that involve risks and uncertainties. If you are risk-averse you should NOT buy shares in Fortitude Gold Corp.  The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements.  Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material are forward-looking statements.  All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements.  Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate.  The Company's actual results could differ materially from those discussed in this press release.

Contact:
Greg Patterson
719-717-9825
greg.patterson@fortitudegold.com
www.Fortitudegold.com